Exhibit 99.1

EARNINGS RELEASE

CONTACT

Denis J. Duncan

Chief Financial Officer

(615) 732-7492

CapStar Reports Second Quarter 2021 Results

NASHVILLE, TN, July 22, 2021 (GLOBE NEWSWIRE) -- CapStar Financial Holdings, Inc. (“CapStar”) (NASDAQ:CSTR) today reported net income of $12.1 million or $0.54 per diluted share, for the quarter ended June 30, 2021, compared with net income of $11.0 million or $0.50 per diluted share, for the quarter ended March 31, 2021, and net income of $6.2 million or $0.34 per diluted share, for the quarter ended June 30, 2020. Annualized return on average assets and return on average equity for the quarter ended June 30, 2021 were 1.57 percent and 13.50 percent, respectively. Second quarter 2021 noninterest expense included $256,000 in acquisition related costs.

For the six months ended June 30, 2021, the Company reported net income of $23.1 million or $1.04 per diluted share, compared with $7.5 million or $0.41 per diluted share, for the same period of 2020. Year to date 2021 annualized return on average assets and return on average equity were 1.51 percent and 13.13 percent, respectively. Year to date 2021 noninterest expense included $323,000 in acquisition related costs.

Four Key Drivers	Targets	2Q21	1Q21	2Q20
Annualized revenue growth	> 5%	8.96%	-22.41%	106.43%
Net interest margin	≥ 3.60%	3.26%	3.13%	3.23%
Efficiency ratio	≤ 55%	57.97%	54.08%	66.44%
Annualized net charge-offs to average loans	≤ 0.25%	0.01%	0.00%	0.18%

“Our second quarter results reflect strong, profitable growth resulting from the hard work of our dedicated employees.  As we continue to execute on our strategic plan, we are enhancing profitability and accelerating in-market revenue growth while maintaining outstanding credit quality and customer service,” said Timothy K. Schools, President and Chief Executive Officer of CapStar. “The highlights of the second quarter include record noninterest bearing and total deposit balances; loan production, loan balances, and loan pipeline; earnings per share; book value per share; stock price; and market capitalization. Additionally, our criticized and classified loans as a percentage of total loans and classified loans to total risk-based capital ratios are returning to more traditional pre-pandemic levels. Our results benefited from increased PPP forgiveness and while these earnings are temporary in nature, they represent the tremendous effort and customer service provided by our teammates during the pandemic and are reflective of the Company’s capabilities. Looking forward, we are excited and optimistic about the many opportunities we have to expand our highly responsive and customer centric banking model across Tennessee, cited in a recent CNBC study as having our nation’s second best economy and as the fifth best place for business among all fifty states. With four Tennessee-based, $1 billion and greater financial institutions being acquired within our markets over the past twelve months, CapStar is poised to become one of Tennessee’s leading locally-based banks.”

Revenue

Total revenue, defined as net interest income plus noninterest income, increased $0.7 million to $32.9 million from the prior quarter. Net interest income totaled $23.0 million, an increase of $0.9 million compared to the first quarter of 2021, principally from income related to increased forgiveness of PPP loans. Second quarter 2021 noninterest income totaled $9.9 million, a decline of $131,000 from the prior quarter.

Second quarter 2021 average earning assets of $2.85 billion remained essentially unchanged from first quarter 2021, as strong growth in loans held for investment offset declines in low-yielding interest earning cash and PPP balances. Average loans held for investment, excluding PPP balances, increased $40.8 million from the prior quarter, or 9.4 percent linked-quarter annualized. Loan growth accelerated during the second quarter of 2021 with end of period loans held for investment, excluding PPP balances, increasing $67.6 million, or 15.7 percent linked-quarter annualized. Due to a significant increase in deposits over the past year, average loans as a percentage of average earning assets was 68.4 percent for second quarter 2021. The Company’s commercial loan pipeline is at a record level, approaching $500 million, comprised principally of CapStar-led Tennessee-based loans, presenting the Company a tremendous opportunity to utilize current excess liquidity and capital to grow revenue and net income.

The Company’s net interest margin continues to be positively and negatively impacted from the effects of the recent pandemic. For the second quarter of 2021, the net interest margin increased 13 basis points from the prior quarter to 3.26 percent. The Company's net interest margin continues to be impacted by revenues related to PPP loans, as well as significant growth in deposit balances over the past year. Adjusting for the influence of PPP and excess deposits, the Company estimates its second quarter 2021 net interest margin was 3.36 percent, an increase of 1 basis point compared to the first quarter of 2021.

Within the adjusted net interest margin, the Company continued to experience favorable deposit trends. Average deposits totaled $2.66 billion in the second quarter of 2021, unchanged from the prior quarter. The Company experienced a favorable mix shift as average interest-bearing deposits declined $46.2 million, led by a $34.2 million reduction in higher cost time deposits. While the Company is experiencing a period of excess liquidity, a key longer-term strategic initiative is to create a stronger deposit-led culture with an emphasis on lower cost relationship-based deposits. During the quarter, the Company’s two lowest cost deposit categories, noninterest bearing and savings, increased $55.8 million on average from the prior quarter, or 27.8 percent linked-quarter annualized. Deposit costs declined across all interest-bearing account types leading to a 6 basis point decline to 0.29 percent. Combined with the favorable shift in noninterest bearing deposits, total deposit costs improved 5 basis points to 0.21 percent.

Noninterest income during the quarter benefitted from record interchange and debit card transaction fees, Tri-Net revenues, wealth management revenues, as well as continued strength in SBA revenues. While mortgage revenues declined from record levels, they remain high relative to past performance, and the Company strengthened its position during the quarter by hiring one of Nashville’s leading mortgage loan originators.

Noninterest Expense and Operating Efficiency

Noninterest expenses increased $1.7 million from the first quarter of 2021 to $19.1 million in the second quarter of 2021. Second quarter 2021 noninterest expense included approximately $3.0 million associated with the Company's 2021 incentive plan. Given the Company's performance in the first two quarters of 2021 and the outlook for the remainder of the year, the incentive accrual was increased $1.5 million in anticipation of reaching maximum payout. Data processing fees increased approximately $1 million for the quarter ended June 30, 2021 compared to the same period in 2020 due to increased transaction volumes related to the Company's recent acquisitions and services related to the processing of PPP loans. As noted above, second quarter 2021 noninterest expense included $256,000 in acquisition related costs.

Efficiency is a key focus and the Company uses three metrics to monitor its performance relative to peers: efficiency ratio (noninterest expense as a percentage of total revenue), noninterest expense as a percentage of assets, and assets per employee. For the quarter ended June 30, 2021, the efficiency ratio was 57.97 percent, an increase from 54.08 percent in the first quarter of 2021. Annualized noninterest expense as a percentage of average assets increased to 2.49 percent for the quarter ended June 30, 2021 compared to 2.29 percent for the quarter ended March 31, 2021. Assets per employee improved to $8.4 million as of June 30, 2021 compared to $8.3 million for the previous quarter.

Asset Quality

Asset quality is a core tenant of the Company’s culture. Sound risk management and an improving economy led to low net charge-offs and strong credit metrics. Annualized net charge offs to average loans for the three months ended June 30, 2021 remained low at 0.01 percent. Past due loans as a percentage of total loans held for investment were 0.49 percent at June 30, 2021, compared to 0.43 percent at March 31, 2021. Within this amount, loans greater than 90 days past due totaled $2.4 million, or 0.13 percent of loans held for investment at June 30, 2021, compared to 0.14 percent at March 31, 2021. Non-performing assets to total loans and OREO were 0.22 percent at June 30, 2021, an improvement from 0.30 percent at March 31, 2021. Criticized and classified loans to total loans, which elevated during the pandemic, continued to improve and were 3.93 percent at June 30, 2021.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses, the Company released reserves during the quarter based on improved asset quality trends and other qualitative factors. In addition to providing reserves for the strong loan growth experienced during the second quarter, the allowance for loan losses declined $1.1 million. As a result, the allowance for loan losses plus the fair value mark on acquired loans to total loans, less PPP loans, declined 13 basis points to 1.46 percent at June 30, 2021 from 1.59 percent at March 31, 2021.

Asset Quality Data:	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Annualized net charge-offs (recoveries) to average loans	0.01%	0.00%	0.02%	0.00%	0.18%
Criticized and classified loans to total loans	3.93%	4.37%	5.44%	5.61%	4.25%
Classified loans to total risk-based capital	7.69%	10.51%	11.08%	11.43%	8.88%
Loans- past due to total end of period loans	0.49%	0.43%	1.12%	0.44%	0.32%
Loans- over 89 days past due to total end of period loans	0.13%	0.14%	0.23%	0.09%	0.09%
Non-performing assets to total loans and OREO	0.22%	0.30%	0.28%	0.16%	0.20%
Allowance for loan losses plus fair value marks / Non-PPP Loans	1.46%	1.59%	1.57%	1.61%	1.73%
Allowance for loan losses to non-performing loans	571%	446%	483%	787%	705%

Income Tax Expense

The Company’s effective income tax rate for the second quarter of 2021 was 19.0 percent, a decline from 22.0. percent in the prior quarter ended March 31, 2021. The decrease was primarily attributable to adjustments to the tax provision related to changes in tax strategy and updated expected results for the year. The Company anticipates its effective tax rate for 2021 to be approximately 21.0 percent.

Capital

The Company continues to be strongly capitalized with tangible equity of $311.1 million at June 30, 2021. Tangible book value per share of common stock for the quarter ended June 30, 2021 increased to $14.03 compared to $13.34 and $13.02 for the quarters ended March 31, 2021 and June 30, 2020, respectively. The regulatory capital ratios in the table below are significantly above levels required to be considered “well capitalized," which is the highest possible regulatory designation.

Capital ratios:	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Total risk-based capital	16.13%	16.29%	16.03%	15.96%	16.76%
Common equity tier 1 capital	13.78%	13.79%	13.52%	13.39%	13.76%
Leverage	10.17%	9.78%	9.60%	9.23%	10.08%

In the second quarter of 2021, the Company did not repurchase common stock under its share repurchase program. The total remaining authorization for future repurchases was $29.7 million as of June 30, 2021.

Dividend

On July 22, 2021, the Board of Directors of CapStar approved a quarterly cash dividend of $0.06 per common share payable on August 25, 2021 to shareholders of record as of August 11, 2021.

Conference Call and Webcast Information

CapStar will host a conference call and webcast at 9:00 a.m. Central Time on Friday, July 23, 2021. During the call, management will review the second quarter results and operational highlights. Interested parties may listen to the call by dialing (844) 412-1002. The conference ID number is 2976541. A simultaneous webcast may be accessed on CapStar’s website at ir.capstarbank.com by clicking on “News & Events.” An archived version of the webcast will be available in the same location shortly after the live call has ended.

About CapStar Financial Holdings, Inc.

CapStar Financial Holdings, Inc. is a bank holding company headquartered in Nashville, Tennessee and operates primarily through its wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank. CapStar Bank is a commercial bank that seeks to establish and maintain comprehensive relationships with its clients by delivering customized and creative banking solutions and superior client service. As of June 30, 2021, on a consolidated basis, CapStar had total assets of $3.2 billion, total loans of $1.9 billion, total deposits of $2.8 billion, and shareholders’ equity of $359.8 million. Visit www.capstarbank.com for more information.

NON-GAAP MEASURES

This release includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations. Such measures include: “Efficiency ratio – operating,” “Expenses – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” and “Tangible common equity to tangible assets.”

Management has included these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Income (unaudited) (dollars in thousands, except share data)

Second quarter 2021 Earnings Release

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Interest income:
Loans, including fees	$22,572	$19,086	$44,586	$38,823
Securities:
Taxable	1,640	1,096	3,244	2,272
Tax-exempt	356	312	722	633
Federal funds sold	3	—	3	—
Restricted equity securities	160	140	321	282
Interest-bearing deposits in financial institutions	101	107	234	469
Total interest income	24,832	20,741	49,110	42,479
Interest expense:
Interest-bearing deposits	379	831	826	2,732
Savings and money market accounts	295	731	608	2,283
Time deposits	732	1,416	1,663	2,897
Federal funds purchased	—	—	—	—
Securities sold under agreements to repurchase	—	—	—	—
Federal Home Loan Bank advances	—	88	12	231
Subordinated notes	394	—	788	—
Total interest expense	1,800	3,066	3,897	8,143
Net interest income	23,032	17,675	45,213	34,336
Provision for loan losses	(1,065)	1,624	(415)	9,177
Net interest income after provision for loan losses	24,097	16,051	45,628	25,159
Noninterest income:
Deposit service charges	1,109	691	2,211	1,466
Interchange and debit card transaction fees	1,227	729	2,318	1,454
Mortgage banking	3,910	7,123	8,625	9,376
Tri-Net	1,536	1,260	2,679	1,860
Wealth management	471	374	931	781
SBA lending	377	13	870	49
Net gain (loss) on sale of securities	(13)	13	13	40
Other noninterest income	1,266	620	2,250	1,671
Total noninterest income	9,883	10,823	19,897	16,697
Noninterest expense:
Salaries and employee benefits	10,803	12,305	20,229	20,307
Data processing and software	3,070	2,100	5,898	3,964
Occupancy	1,057	797	2,165	1,616
Equipment	980	680	1,880	1,431
Professional services	460	581	1,165	1,216
Regulatory fees	211	333	467	496
Acquisition related expenses	256	448	323	738
Amortization of intangibles	493	375	1,001	761
Other operating	1,750	1,315	3,364	2,616
Total noninterest expense	19,080	18,934	36,492	33,145
Income before income taxes	14,900	7,940	29,033	8,711
Income tax expense	2,824	1,759	5,927	1,184
Net income	$12,076	$6,181	$23,106	$7,527
Per share information:
Basic net income per share of common stock	$0.55	$0.34	$1.05	$0.41
Diluted net income per share of common stock	$0.54	$0.34	$1.04	$0.41
Weighted average shares outstanding:
Basic	22,133,759	18,307,083	22,089,874	18,349,998
Diluted	22,198,829	18,320,006	22,138,052	18,381,866

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Second quarter 2021 Earnings Release

	Five Quarter Comparison
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Income Statement Data:
Net interest income	$23,032	$22,182	$22,331	$19,656	$17,675
Provision for loan losses	(1,065)	650	184	2,119	1,624
Net interest income after provision for loan losses	24,097	21,532	22,147	17,537	16,051
Deposit service charges	1,109	1,102	964	1,064	691
Interchange and debit card transaction fees	1,227	1,092	782	936	729
Mortgage banking	3,910	4,716	5,971	9,686	7,123
Tri-Net	1,536	1,143	1,165	668	1,260
Wealth management	471	459	411	382	374
SBA lending	377	492	916	476	13
Net gain on sale of securities	(13)	26	51	34	13
Other noninterest income	1,266	984	1,488	1,558	620
Total noninterest income	9,883	10,014	11,748	14,804	10,823
Salaries and employee benefits	10,803	9,427	11,996	12,949	12,305
Data processing and software	3,070	2,827	2,548	2,353	2,100
Occupancy	1,057	1,108	975	999	797
Equipment	980	899	900	864	680
Professional services	460	704	370	638	581
Regulatory fees	211	257	368	397	333
Acquisition related expenses	256	67	2,105	2,548	448
Amortization of intangibles	493	508	524	539	375
Other operating	1,750	1,616	1,692	1,452	1,315
Total noninterest expense	19,080	17,413	21,478	22,739	18,934
Net income before income tax expense	14,900	14,133	12,417	9,602	7,940
Income tax expense (benefit)	2,824	3,103	2,736	2,115	1,759
Net income	$12,076	$11,030	$9,681	$7,487	$6,181
Weighted average shares - basic	22,133,759	22,045,501	21,960,184	21,948,579	18,307,083
Weighted average shares - diluted	22,198,829	22,076,600	21,978,925	21,960,490	18,320,006
Net income per share, basic	$0.55	$0.50	$0.44	$0.34	$0.34
Net income per share, diluted	0.54	0.50	0.44	0.34	0.34
Balance Sheet Data (at period end):
Cash and cash equivalents	$449,267	$390,565	$277,439	$455,925	$368,820
Securities available-for-sale	500,339	474,788	486,215	308,337	223,034
Securities held-to-maturity	2,395	2,401	2,407	2,413	2,699
Loans held for sale	148,251	162,269	179,669	198,603	129,807
Loans held for investment	1,907,820	1,941,078	1,891,019	1,906,603	1,592,725
Allowance for loan losses	(22,754)	(23,877)	(23,245)	(23,167)	(21,035)
Total assets	3,212,390	3,150,457	2,987,006	3,024,348	2,445,172
Non-interest-bearing deposits	782,170	711,606	662,934	716,707	546,974
Interest-bearing deposits	1,998,024	2,039,595	1,905,067	1,900,835	1,548,592
Federal Home Loan Bank advances and other borrowings	29,487	29,455	39,423	39,418	39,464
Total liabilities	2,852,639	2,806,513	2,643,520	2,690,453	2,163,222
Shareholders' equity	$359,752	$343,944	$343,486	$333,895	$281,950
Total shares of common stock outstanding	22,165,547	22,089,873	21,988,803	21,947,805	18,302,188
Book value per share of common stock	$16.23	$15.57	$15.62	$15.21	$15.41
Tangible book value per share of common stock*	14.03	13.34	13.36	12.92	13.02
Market value per share of common stock	$20.50	$17.25	$14.75	$9.81	$12.00
Capital ratios:
Total risk-based capital	16.13%	16.29%	16.03%	15.96%	16.76%
Tier 1 risk-based capital	13.78%	13.79%	13.52%	13.39%	13.76%
Common equity tier 1 capital	13.78%	13.79%	13.52%	13.39%	13.76%
Leverage	10.17%	9.78%	9.60%	9.23%	10.08%

_____________________

*This metric is a non-GAAP financial measure. See Non-GAAP disclaimer in this earnings release and below for discussion and reconciliation to the most directly comparable GAAP financial measure.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Second quarter 2021 Earnings Release

	Five Quarter Comparison
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Average Balance Sheet Data:
Cash and cash equivalents	$301,773	$341,092	$427,086	$526,409	$257,709
Investment securities	508,595	496,035	407,622	323,689	238,762
Loans held for sale	138,093	155,677	165,441	156,123	176,193
Loans	1,948,638	1,938,532	1,891,202	1,906,449	1,560,626
Assets	3,078,748	3,078,745	3,028,225	3,043,847	2,350,021
Interest bearing deposits	1,940,442	1,986,621	1,909,692	1,957,259	1,519,877
Deposits	2,662,192	2,663,551	2,613,080	2,648,465	2,031,924
Federal Home Loan Bank advances and other borrowings	29,467	33,879	39,428	39,431	10,966
Liabilities	2,719,898	2,728,064	2,687,516	2,722,341	2,068,408
Shareholders' equity	358,850	350,681	340,709	321,506	281,614
Performance Ratios:
Annualized return on average assets	1.57%	1.45%	1.27%	0.98%	1.06%
Annualized return on average equity	13.50%	12.76%	11.30%	9.26%	8.83%
Net interest margin (1)	3.26%	3.13%	3.12%	2.72%	3.23%
Annualized noninterest income to average assets	1.29%	1.32%	1.54%	1.93%	1.85%
Efficiency ratio	57.97%	54.08%	63.02%	65.99%	66.44%
Loans by Type (at period end):
Commercial and industrial	$546,261	$619,287	$630,775	$648,018	$621,541
Commercial real estate - owner occupied	200,725	197,758	162,603	164,336	147,682
Commercial real estate - non-owner occupied	538,521	505,252	481,229	480,106	408,402
Construction and development	198,448	170,965	174,859	176,751	117,830
Consumer real estate	331,580	336,496	343,791	350,238	238,696
Consumer	45,898	45,481	44,279	42,104	27,542
Other	46,387	65,839	53,483	45,050	31,032
Asset Quality Data:
Allowance for loan losses to total loans	1.19%	1.23%	1.23%	1.22%	1.32%
Allowance for loan losses to non-performing loans	571%	446%	483%	787%	705%
Nonaccrual loans	$3,985	$5,355	$4,817	$2,945	$2,982
Troubled debt restructurings	1,895	1,914	1,928	1,886	1,228
Loans - over 89 days past due	2,389	2,720	4,367	1,781	1,460
Total non-performing loans	3,985	5,355	4,817	2,945	2,982
OREO and repossessed assets	184	523	523	171	147
Total non-performing assets	4,169	5,878	5,340	3,116	3,129
Non-performing loans to total loans	0.21%	0.28%	0.25%	0.15%	0.19%
Non-performing assets to total assets	0.13%	0.19%	0.18%	0.10%	0.13%
Non-performing assets to total loans and OREO	0.22%	0.30%	0.28%	0.16%	0.20%
Annualized net charge-offs (recoveries) to average loans	0.01%	0.00%	0.02%	0.00%	0.18%
Net charge-offs (recoveries)	$59	$18	$106	$(13)	$703
Interest Rates and Yields:
Loans	4.41%	4.34%	4.48%	4.47%	4.50%
Securities (1)	1.77%	1.80%	1.98%	2.18%	2.73%
Total interest-earning assets (1)	3.51%	3.42%	3.45%	3.41%	3.78%
Deposits	0.21%	0.26%	0.30%	0.67%	0.59%
Borrowings and repurchase agreements	5.36%	4.85%	4.09%	5.14%	3.16%
Total interest-bearing liabilities	0.37%	0.42%	0.49%	0.99%	0.81%
Other Information:
Full-time equivalent employees	383	379	380	403	286

_____________________

This information is preliminary and based on CapStar data available at the time of this earnings release.

(1)
Net Interest Margin, Securities yields, and Total interest-earning asset yields are calculated on a tax-equivalent basis.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Analysis of Interest Income and Expense, Rates and Yields (unaudited) (dollars in thousands)

Second quarter 2021 Earnings Release

	For the Three Months Ended June 30,
	2021			2020
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-Earning Assets
Loans (1)	$1,948,638	$21,412	4.41%	$1,560,626	$17,459	4.50%
Loans held for sale	138,093	1,160	3.37%	176,193	1,627	3.71%
Securities:
Taxable investment securities (2)	446,696	1,800	1.61%	194,876	1,236	2.54%
Investment securities exempt from federal income tax (3)	61,899	356	2.91%	43,886	312	3.60%
Total securities	508,595	2,156	1.77%	238,762	1,548	2.73%
Cash balances in other banks	235,212	101	0.17%	237,738	107	0.18%
Funds sold	18,319	3	0.06%	1	—	1.27%
Total interest-earning assets	2,848,857	24,832	3.51%	2,213,320	20,741	3.78%
Noninterest-earning assets	229,891			136,701
Total assets	$3,078,748			$2,350,021
Interest-Bearing Liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$927,210	379	0.16%	$691,063	831	0.48%
Savings and money market deposits	589,006	295	0.20%	492,682	731	0.60%
Time deposits	424,226	732	0.69%	336,132	1,416	1.69%
Total interest-bearing deposits	1,940,442	1,406	0.29%	1,519,877	2,978	0.79%
Borrowings and repurchase agreements	29,467	394	5.36%	11,131	88	3.16%
Total interest-bearing liabilities	1,969,909	1,800	0.37%	1,531,008	3,066	0.81%
Noninterest-bearing deposits	721,751			512,046
Total funding sources	2,691,660			2,043,054
Noninterest-bearing liabilities	28,238			25,353
Shareholders’ equity	358,850			281,614
Total liabilities and shareholders’ equity	$3,078,748			$2,350,021
Net interest spread (4)			3.14%			2.98%
Net interest income/margin (5)		$23,032	3.26%		$17,675	3.23%

_____________________

(1)
Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)
Taxable investment securities include restricted equity securities.
(3)
Yields on tax exempt securities, total securities, and total interest-earning assets are shown on a tax equivalent basis.
(4)
Net interest spread is the average yield on total average interest-earning assets minus the average rate on total average interest-bearing liabilities.
(5)
Net interest margin is annualized net interest income calculated on a tax equivalent basis divided by total average interest-earning assets for the period.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Second quarter 2021 Earnings Release

	Five Quarter Comparison
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Operating net income:
Net income	$12,076	$11,030	$9,681	$7,487	$6,181
Add: acquisition related expenses	256	67	2,105	2,548	448
Less: income tax impact of acquisition related expenses	(67)	(18)	(550)	(666)	(117)
Operating net income	$12,265	$11,079	$11,236	$9,369	$6,512

Operating diluted net income per share of common stock:
Operating net income	$12,265	$11,079	$11,236	$9,369	$6,512
Weighted average shares - diluted	22,198,829	22,076,600	21,978,925	21,960,490	18,320,006
Operating diluted net income per share of common stock	$0.55	$0.50	$0.51	$0.43	$0.36

Operating annualized return on average assets:
Operating net income	$12,265	$11,079	$11,236	$9,369	$6,512
Average assets	3,078,748	3,078,745	3,028,225	3,043,847	2,350,021
Operating annualized return on average assets	1.60%	1.46%	1.48%	1.22%	1.11%

Operating annualized return on average tangible equity:
Average total shareholders' equity	$358,850	$350,681	$340,709	$321,506	$281,614
Less: average intangible assets	(49,012)	(49,514)	(50,038)	(50,577)	(43,871)
Average tangible equity	309,838	301,167	290,671	270,929	237,743
Operating net income	$12,265	$11,079	$11,236	$9,369	$6,512
Operating annualized return on average tangible equity	15.88%	14.92%	15.38%	13.76%	11.02%

Operating efficiency ratio:
Total noninterest expense	$19,080	$17,413	$21,478	$22,739	$18,934
Less: acquisition related expenses	(256)	(67)	(2,105)	(2,548)	(448)
Total operating noninterest expense	18,824	17,346	19,373	20,191	18,486
Net interest income	23,032	22,182	22,331	19,656	17,675
Total noninterest income	9,883	10,014	11,748	14,804	10,823
Total revenues	$32,915	$32,196	$34,079	$34,460	$28,498
Operating efficiency ratio:	57.19%	53.88%	56.85%	58.59%	64.87%

Operating annualized pre-tax pre-provision income to average assets:
Income before income taxes	$14,900	$14,133	$12,417	$9,602	$7,940
Add: acquisition related expenses	256	67	2,105	2,548	448
Add: provision for loan losses	(1,065)	650	184	2,119	1,624
Operating pre-tax pre-provision income	14,091	14,850	14,706	14,269	10,012
Average assets	$3,078,748	$3,078,745	$3,028,225	$3,043,847	$2,350,021
Operating annualized pre-tax pre-provision income to average assets:	1.84%	1.96%	1.93%	1.86%	1.71%

	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Tangible Equity:
Total shareholders' equity	$359,752	$343,944	$343,486	$333,895	$281,950
Less: intangible assets	(48,697)	(49,190)	(49,698)	(50,222)	(43,633)
Tangible equity	$311,055	$294,754	$293,788	$283,673	$238,317

Tangible Book Value per Share of Common Stock:
Tangible common equity	$311,055	$294,754	$293,788	$283,673	$238,317
Total shares of common stock outstanding	22,165,547	22,089,873	21,988,803	21,947,805	18,302,188
Tangible book value per share of common stock	$14.03	$13.34	$13.36	$12.92	$13.02

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Second quarter 2021 Earnings Release

	Six Months Ended
	6/30/2021	6/30/2020
Operating net income:
Net income	$23,106	$7,527
Add: acquisition related expenses	323	738
Less: income tax impact of acquisition related expenses	(84)	(193)
Operating net income	$23,345	$8,072

Operating diluted net income per share of common stock:
Operating net income	$23,345	$8,072
Weighted average shares - diluted	22,138,052	18,381,866
Operating diluted net income per share of common stock	$1.05	$0.44

Operating annualized return on average assets:
Operating net income	$23,345	$8,072
Average assets	$3,078,746	$2,204,663
Operating annualized return on average assets	1.53%	0.74%

Operating annualized return on average tangible equity:
Average total shareholders' equity	$354,788	$280,082
Less: average intangible assets	(49,262)	(44,062)
Average tangible equity	305,526	236,020
Operating net income	$23,345	$8,072
Operating annualized return on average tangible equity	15.41%	6.88%

Operating efficiency ratio:
Total noninterest expense	$36,492	$33,145
Less: acquisition related expenses	(323)	(738)
Total operating noninterest expense	36,169	32,407
Net interest income	45,213	34,336
Total noninterest income	19,897	16,697
Total revenues	$65,110	$51,033
Operating efficiency ratio:	55.55%	63.50%

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Second quarter 2021 Earnings Release

	Five Quarter Comparison
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net interest income	$23,032	$22,182	$22,331	$19,656	$17,675
Less: PPP loan income	(2,686)	(2,260)	(2,184)	(2,050)	(1,258)
Less: Excess liquidity interest income	(545)	(504)	(300)	—	—
Plus: Loss recognized on termination of interest rate swap	—	—	—	1,910	—
Adjusted net interest income	19,801	19,418	19,847	19,516	16,417

Average interest earning assets	2,848,857	2,889,119	2,859,096	2,886,031	2,213,320
Less: Average PPP loans	(173,733)	(204,459)	(204,918)	(215,806)	(153,857)
Less: Excess liquidity	(301,325)	(334,109)	(341,654)	(362,659)	(145,502)
Adjusted interest earning assets	2,373,799	2,350,551	2,312,524	2,307,566	1,913,961

Net interest margin (1)	3.26%	3.13%	3.12%	2.72%	3.23%
Adjusted Net interest margin (1)	3.36%	3.35%	3.41%	3.40%	3.45%

	Five Quarter Comparison
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Allowance for loan losses	$22,754	$23,877	$23,245	$23,167	$21,035
Purchase accounting marks	3,533	3,615	3,663	4,013	2,790
Allowance for loan losses and purchase accounting fair value marks	26,287	27,492	26,908	27,180	23,825

Loans	1,907,820	1,941,078	1,891,019	1,906,603	1,592,725
Less: PPP Loans net of deferred fees	109,940	210,810	181,601	216,799	213,064
Non-PPP Loans	1,797,880	1,730,268	1,709,418	1,689,804	1,379,661

Allowance for loan losses plus fair value marks / Non-PPP Loans	1.46%	1.59%	1.57%	1.61%	1.73%

_____________________

(1)
Net interest margin and adjusted net interest margin are shown on a tax equivalent basis.